UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2008

Ciprico Inc.
(Exact name of registrant as specified in its charter)

0-11336	Delaware	41-1749708
(Commission File No.)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)
7003 W Lake Street, Suite 400, St Louis Park, MN 55426
(Address of Principal Executive Offices) (Zip Code)

(952) 540-2400
Registrant�s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

? Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) January 7, 2008 - Ciprico Inc. (NASDAQ: CPCI) (the "Company") announced today that it is has applied to transfer its NASDAQ listing from The Global Market to The NASDAQ Capital Market. As anticipated the Company received a letter from NASDAQ on January 2, 2008 indicating the Company fails to comply with the minimum $10 million stockholders� equity requirement for continued listing on The NASDAQ Global Market as set forth in Marketplace Rule 4450 (a)(3). The Company does meet the standard for stockholders� equity for The NASDAQ Capital Market and believes it is in compliance with all other listing requirements.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions. None

(d)	Exhibits:

Exhibit 99.1 Press release dated January 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ciprico Inc.

Date:	January 7, 2008	By:	/s/ Monte S. Johnson
Monte S. Johnson, Chief Financial
Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Ciprico Inc.

Form 8-K Current Report

Exhibit Number	Description

99.1	Press release dated January 7, 2008